Exhibit 99.1

Joint Filing Agreement

February 14, 2011

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Michael W. Vranos, VC Investments LLC, EMG Holdings, L.P., Ellington Capital Management, LLC, Ellington Mortgage Partners, L.P., New Ellington Credit Partners, L.P., New Ellington Partners, L.P. and Ellington Financial Management LLC each hereby agree to the joint filing of this Statement on Schedule 13D (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13D filed on behalf of each of the persons hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

MICHAEL W. VRANOS

/s/ Michael W. Vranos

VC INVESTMENTS L.L.C.

By:	/s/ Michael W. Vranos
	Name:	Michael W. Vranos
	Title:	Managing Member

EMG HOLDINGS, L.P.

By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Designated Person

ELLINGTON CAPITAL MANAGEMENT, L.L.C.

By:	Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Vice Chairman

ELLINGTON MORTGAGE PARTNERS, L.P.

By:	Ellington Management Group, L.L.C.,
as its Investment Manager

By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Vice Chairman

NEW ELLINGTON CREDIT PARTNERS, L.P.

By:	Ellington Management Group, L.L.C.,
as its Investment Manager

By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Vice Chairman

NEW ELLINGTON PARTNERS, L.P.

By:	Ellington Management Group, L.L.C.,
as its Investment Manager

By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Vice Chairman

ELLINGTON FINANCIAL MANAGEMENT LLC

By:	/s/ Laurence E. Penn
	Name:	Laurence E. Penn
	Title:	Executive Vice President